EXHIBIT 10.6

LOAN AGREEMENT

$100,000.00	August 1, 2012

For value received, the undersigned, Bright Mountain Holdings, Inc. (the "Borrower"), at 6400 Congress Ave., Boca Raton, FL 33487, promises to pay to the order of W. Kip Speyer, (the "Lender"), at 10361 Parkstone Way, Boca Raton, FL 33498, (or at such other place as the Lender may designate in writing) the sum of $100,000.00 with interest from July 16, 2012 on the unpaid principal at the rate of 10% per annum.

I. TERMS OF REPAYMENT

A. Payments

Unpaid principal after the Due Date shown below shall accrue interest at a rate of 10% annually until paid.

The unpaid principal and accrued interest shall be payable in monthly installments of $1,321.51, beginning on August 2, 2012, and continuing until August 1, 2022, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full.

B. Applications of Payments

All payments of this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Late Fee

The Borrower promises to pay a late charge of $100 for each installment that remains unpaid more than 30 day(s) after its Due Date. This late charge shall be paid as liquidated damages in lieu of actual damages, and not as a penalty.

D. Acceleration of Debt

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

(1)

the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date plus a grace period of 30 days;

(2)

the death of the Borrower or Lender;

(3)

the filing of bankruptcy proceedings involving the Borrower as a debtor; (4) the application for the appointment of a receiver for the Borrower;

(5)

the making of a general assignment for the benefit of the Borrower's creditors;

(6)

the insolvency of the Borrower;

(7)

a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

V. SECURITY INTEREST

As security for payment of this Note, Borrower grants to the Lender a continuing lien and security interest in and to the following assets of Borrower now owned or existing or hereafter acquired, reacquired or arising, and all related or derivative properties, rights, interests, accessions, products, proceeds, replacements or substitutions, whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"), consisting of: all of Borrower's rights, title and interests in and to all tangible and intangible assets pertaining to the Business, including all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Electronic Chattel Paper, Goods, Equipment, Fixtures, General Intangibles, Inventory, Instruments, Intellectual Property, Investment Property; Letter of Credit Rights, Payment Intangibles, Securities, Securities Accounts, and

Software. This Loan Agreement constitutes a security agreement under the Florida Uniform Commercial Code. Lender is hereby authorized to file a UCC-1 financing statement with respect to the Collateral in order to perfect Holder's security interest in such collateral.

VI. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VIII. MISCELLANEOUS

All payment of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or obligations of the Borrower. All right of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

VII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this first day of August 2012, at 6400 Congress Avenue, Boca Raton, FL 33487.

Borrower:

Bright Mountain Holdings, Inc.

/s/ Gregory J. Stepic

By:  Gregory J. Stepic, CFO